SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 5, 2005
(Date of earliest event reported)	July 1, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On July 1, 2005, David Kyle, chairman, president and chief executive officer of ONEOK, Inc., announced management changes at ONEOK Energy Companies related to the completion of our purchase of Koch Industries' natural gas liquids (NGL) assets. The changes are effective immediately.

Reporting to John W. Gibson, president of ONEOK Energy Companies are:

  Terry Spencer who becomes senior vice president of the Natural Gas Liquids segment. Reporting to Spencer are: Jon Hanna, who becomes vice president of business development, Sheridan Swords, who becomes vice president of exchange services, and Randy Jordan, who becomes vice president of optimization;
  Pierce Norton who becomes senior vice president of the Gathering and Processing segment. Norton will continue to lead the midstream activities for Northern Border Partners;

  Pete Walker who becomes senior vice president of the transportation and storage segment; and
  Steve Guy who becomes senior vice president of pipeline services. Reporting to Guy is Wes Christensen, who becomes vice president of NGL operations.

Reporting to Curtis Dinan, ONEOK senior vice president and chief accounting officer, are Mike Clark and Ray Poudrier who become vice presidents and controllers in ONEOK Energy Companies.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated July 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	July 5, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)